Exhibit 3.21

BY-LAWS

FLEETWOOD TRAILER COMPANY OF IDAHO, INC.

OFFICES.

1.             The registered office shall be at Boise, Ada County, Idaho.

2.             The corporation may also have an office in the City of Nampa, State of Idaho, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

SHAREHOLDERS’ MEETINGS.

3.             Annual meetings of the shareholders shall be held at 919 East South Street, Anaheim, California.  Special meetings of the shareholders may be held at such place or places as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

4.             The annual meeting of shareholders, commencing with the year 1957, shall be held on the 1st day of September in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:00 o’clock in the afternoon, when they shall elect by a majority vote, by ballot, a board of directors and transact such other business as may properly be brought before the meeting.

5.             Written notice of the time, place and purposes of meetings, including annual meetings, of the shareholders shall be given to all shareholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting.  If such written notice is placed in the United States mail, postage prepaid, and addressed to a shareholder at his last known post-office address, notice shall be deemed to have been given him.

6.             Notice of time, place and purpose of any meeting of shareholders may be waived by the written assent of a shareholder entitled to notice filed with or entered upon the records of the meeting either before or after the holding thereof.  When all the shareholders are present at any meeting, however called or notified, and sign a written consent thereto on the records of such meeting, the proceedings at such meeting are as valid as if had at a meeting legally called and notified.  Any action which under the provisions of the statute, the articles of incorporation or these by-laws may be taken at a meeting of shareholders, may be taken without a meeting if authorized by a writing signed by all the holders of shares who would be entitled to notice of a meeting for such purpose.

7.             Special meetings of the shareholders for any purpose or purposes other than those regulated by statute, may be called by the board of directors at any time, and shall be called by the secretary at the request in writing of any member of the board of directors or at the request in writing by shareholders owning an aggregate of one-fifth of the voting power of all the shareholders.  Such request shall state the purpose or purposes of the proposed meeting.

8.             Business transacted at all special meetings shall be confined to the objects stated in the call.

9.             The holders of a majority of the stock issued and outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the articles of incorporation or by these by-laws.  If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, such adjournment and reasons therefor being recorded in the records of the proceedings of the shareholders.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as herein prescribed, shall nevertheless constitute a quorum for the purpose of electing directors.

10.           When a quorum is present or represented at any meeting, the vote of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

11.           At each meeting of the shareholders, every shareholder entitled to vote shall have the right to cast his vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless some other definite period of validity shall be expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.  All proxies shall be filed with the Secretary before being voted on.  Except as otherwise provided in the articles of incorporation, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the corporation, provided, however, that in all elections for directors, every shareholder having the right to vote, shall be entitled to vote in person or by proxy for the number of shares of stock owned by him for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

12.           Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

DIRECTORS.

13.           The number of directors which shall constitute the whole board shall be three (3).  Directors need not be shareholders.  They shall be elected at the annual meeting of shareholders and each director shall be elected to serve for a term of one year and until his successor is elected and shall qualify.

14.           The directors may hold their meetings and keep the books of the corporation, except those books required by law to be kept within the State of Idaho, outside of Idaho at the office of the corporation in the City of Anaheim, State of California, or at such other places as a majority of the directors may from time to time appoint.

15.           If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until his successor is elected.  The shareholders may elect his successor at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.

16.           The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

MEETINGS OF THE BOARD.

17.           The first meeting of each newly elected board shall be held at such time or place, either within or without the State of Idaho, as shall be fixed by the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all the directors.

18.           Regular meetings of the board of directors may be held without notice at such time and place as a majority of the directors shall from time to time appoint.

19.           Special meetings of the board of directors may be called by the president on at least three days’ notice specifying the purpose thereof, served on each director personally or given to him at his last known address by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.  Any such notice may be waived by a director in writing at the meeting or shall be conclusively deemed given if he be present at the meeting.  Whenever all directors consent either by writing on the records of the meeting or by presence at the meeting, or by taking part in the deliberations at the meeting without objection, the proceedings at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

20.           At all meetings of the board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these by-laws.  If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

EXECUTIVE COMMITTEE.

21.           The board of directors may, by resolution passed by a majority of the whole board, designate two or more of their number to constitute an executive committee, who, to the extent provided in said resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation.  The executive committee may meet at stated times, or on notice to all by any of their own number.  The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS.

22.           Directors, as such, shall not receive any stated salary for their services but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of the executive committee may be allowed like compensation for attending committee meetings.

NOTICES.

23.           Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given by telegram.

24.           Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

25.           Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

OFFICERS.

26.           The officers of the corporation shall be elected by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.  Any two of the offices of vice-president, secretary and treasurer may be combined in one person.

27.           The board of directors, at its first meeting after each annual meeting of shareholders, which shall be within ten days thereafter, shall elect a president from its members, and a vice-president, a secretary and a treasurer none of whom need be a member of the board of directors, except that a vice-president who is not a director cannot succeed or hold the office of president.

28.           The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as from time to time shall be prescribed by the board of directors.

29.           The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

30.           The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.  Such removal shall be without prejudice to the contract rights of the person so removed.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT.

31.           The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall be ex officio a member of the executive committee, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

32.           He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENT.

33.           The vice-president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as shall from time to time be prescribed by the board of directors.

THE SECRETARY.

34.           The secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the seal to any instrument requiring it and, when so affixed, it shall be attested by the signature of the secretary or the treasurer.

THE TREASURER.

35.           The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

36.           He shall disburse the funds of the corporation, as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

37.           If required by the board of directors, he shall give the corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

CERTIFICATE OF STOCK.

38.           The certificates of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued.  They shall show the state of incorporation, the holder’s name, the number of shares and class of shares, if any, and the par value of each share represented or that such shares have no par value, and the total number of authorized shares having par value and the total number of authorized shares, if any, having no par value.  Each certificate shall be signed by the president or a vice-president and the secretary or an assistant secretary, but when any such certificate is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal, upon such certificate may be facsimiles, engraved or printed.

TRANSFER OF STOCK.

39.           Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING OF RECORD DATE OR CLOSING OF TRANSFER BOOKS.

40.           The board of directors may fix a time not exceeding forty days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or, subject to contract rights with respect thereto, the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid.  The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

REGISTERED STOCKHOLDERS.

41.           The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Idaho.  The corporation and its transfer agent shall be under no obligation to inquire into the propriety of the transfer of any stock or security held in a nominee’s name unless the corporation or transfer agent has actual knowledge of a breach of fiduciary duty in connection with assets so held.

LOST CERTIFICATE.

42.           The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

DIVIDENDS.

43.           Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the statutes and of the articles of incorporation.

44.           Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS.

45.           All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR.

46.           The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL.

47.           The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Idaho.”

AMENDMENTS.

48.           By-laws may be repealed or amended, or new by-laws may be adopted at any annual shareholders’ meeting, or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed repeal or amendment be contained in the notice of such special meeting, by an affirmative vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate are required by law to be acknowledged, of the holders of a majority of the allotted shares, which written consent may be in one or more instruments.  The by-laws may be repealed or amended, and new by-laws may be adopted by the directors; this power may be revoked by a vote representing a majority of the allotted shares at any regular meeting of the shareholders or at any meeting specially called for that purpose.  By-laws so made by the directors may be altered or repealed either by a majority vote of the board of directors or by vote of a majority of the allotted shares.  The board of directors shall not make or alter any by-law fixing their qualifications, classification, term of office, or compensation.

49.           If any by-law be repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or if such repeal occur by reason of the filing of written consent of the shareholders, the date when the consent of the necessary number obtained shall be stated in the book of by-laws kept in the registered office of the corporation.  Notation of the repeal or amendment of any by-law shall be made on the margin where such by-law is copied in the book of by-laws and references to the page of the book of by-laws where the amendment is found or the fact of repeal stated.

WE, the undersigned, being a majority of the board of directors, and the Secretary of Fleetwood Trailer Company of Idaho, Inc., DO HEREBY CERTIFY the foregoing to be the by-laws of the corporation as adopted at a meeting of the shareholders held on the 24th day of June, 1957, by the unanimous vote of all the subscribed capital stock.

/s/ John C. Crean

/s/ W. D.

/s/ Donna S. Crean

Entire Board of Directors

/s/ Donna S. Crean
Secretary

FLEETWOOD TRAILER CO. OF IDAHO, INC.

WRITTEN CONSENT OF SHAREHOLDER

TO

AMENDMENT OF THE BY-LAWS

The undersigned, sole shareholder of FLEETWOOD TRAILER CO. OF IDAHO, INC., an Idaho corporation, does hereby consent to the amendment of Section 13 of the By-Laws of said corporation, whereby said Section 13 is hereby amended to read in full as follows:

“Section 13.

The number of directors which shall constitute the whole board shall be four (4).  Directors need not be shareholders.  They shall be elected at the annual meeting of shareholders and each director shall be elected to serve for a term of one year and until his successor is elected and shall qualify.”

IN WITNESS WHEREOF the said shareholder of said corporation has hereunto set his hand at the date of signing in the space provided below.

/s/ John C. Crean	August 27, 1962
Signature	Date

CERTIFICATE OF AMENDMENT

OF BY-LAWS

The undersigned hereby certifies that she is the duly elected and acting Secretary of FLEETWOOD TRAILER CO. OF IDAHO, INC., an Idaho corporation, and further certifies that at a meeting of the Board of Directors of said corporation, duly and regularly held on the 20th day of February, 1964, the following resolution amending the By-Laws of said corporation was duly adopted:

RESOLVED, that the following By-Law be and it hereby is adopted:

“ANNUAL REPORT

“50.         The Board of Directors shall cause an Annual Report to be sent to the shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year.”

IN WITNESS WHEREOF, this Certificate has been executed and the seal of this corporation affixed hereto this 20th day of February, 1964.

/s/ Donna S. Crean
Donna S. Crean, Secretary

(SEAL)